SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 28, 2003

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4222 Emperor Boulevard, Suite 470, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

On January 28, 2003, Inspire Pharmaceuticals, Inc. issued the following press release:

“INSPIRE PHARMACEUTICALS ANNOUNCES APPOINTMENT OF JOSEPH SCHACHLE
TO VICE PRESIDENT, MARKETING AND SALES

“DURHAM, NC – January 28, 2003 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) announced today the appointment of Joseph K. Schachle to the position Vice President, Marketing and Sales.

“Mr. Schachle will be responsible for the development of a marketing and sales infrastructure in North America to commercialize potential products from the Company’s pipeline, as well as partnered products. Mr. Schachle has extensive experience in pharmaceutical marketing and sales, and has had responsibility for the successful launch of major new products including the marketing of Glaxo SmithKline’s Advair®. His experience includes marketing and sales positions of significant responsibility at The Upjohn Company, Glaxo SmithKline, Inspire and MedImmune. He most recently served as Director of Marketing for infectious disease products at MedImmune, where he was responsible for strategic brand management and promotion of Synagis®, currently MedImmune’s largest product, and Cytogam®. In his previous role at Inspire, Mr. Schachle was responsible for the new product planning and market research that laid the groundwork for the commercialization of diquafosol (INS365 Ophthalmic), the first potential product from Inspire’s pipeline. Mr. Schachle will now be responsible for implementing these plans, and for developing and executing a co-promotion strategy with Inspire’s partner, Allergan.

“‘We are very pleased that Joe is returning to Inspire,’ stated Gregory Mossinghoff, Inspire’s President. ‘His experience in implementing highly successful product launches and managing premiere brands in the pharmaceutical industry will be invaluable as we move toward implementing plans to co-promote Restasis™, Allergan’s recently-approved product for dry eye, and diquafosol, Inspire’s potential new product for this disorder. Joe’s past experience at Inspire will provide continuity of strategy and a smooth transition to this critical role.’

“Mr. Schachle holds a B.B.A. in Marketing from James Madison University and an M.B.A. from Old Dominion University.

“About Inspire
“Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body’s innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire’s lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics, Inc. Inspire’s products are based on proprietary technology relating to P2Y2 receptors and to non-P2Y2 receptors that show therapeutic promise, including P2Y12.

“Forward-Looking Statements
“The forward-looking statements in this news release relating to management’s expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire’s results is included in Inspire’s filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.”

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Gregory J. Mossinghoff
Gregory J. Mossinghoff President, Treasurer and Secretary

Dated: January 28, 2003